As filed with the Securities and Exchange Commission on November 20, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tableau Software, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-0945740
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

837 North 34th Street, Suite 200

Seattle, Washington 98103

(206) 633-3400

(Address of principal executive offices) (Zip code)

Tableau Software, Inc. 2013 Equity Incentive Plan

Tableau Software, Inc. 2013 Employee Stock Purchase Plan

(Full title of the plan)

Christian Chabot

Chief Executive Officer

Tableau Software, Inc.

837 North 34th Street, Suite 200

Seattle, Washington 98103

(206) 633-3400

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Jodie M. Bourdet Charles S. Kim Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Keenan Conder Vice President, General Counsel and Secretary Tableau Software, Inc. 837 North 34th Street, Suite 200 Seattle, Washington 98103 (206) 633-3400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share
– 2013 Equity Incentive Plan	3,493,410 (2)	$92.50	$323,140,425.00	$32,540.24
– 2013 Employee Stock Purchase Plan	698,682 (3)	$92.50	$64,628,085.00	$6,508.05
Total	4,192,092		$387,768,510.00	$39,048.29

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A common stock.
(2)	Represents shares of Class A common stock that were automatically added to the shares reserved for issuance under the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”) on January 1, 2015 pursuant to an “evergreen” provision contained in the 2013 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2013 Plan automatically increases on January 1st each year, starting on January 1, 2014 and continuing through January 1, 2023, by the lesser of (a) five percent (5%) of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the immediately preceding calendar year and (b) a number determined by the Registrant’s board of directors.
(3)	Represents shares of Class A common stock that were automatically added to the shares reserved for issuance under the Registrant’s 2013 Employee Stock Purchase Plan (the “2013 ESPP”) on January 1, 2015 pursuant to an “evergreen” provision contained in the 2013 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2013 ESPP automatically increases on January 1st each year, starting on January 1, 2014 and continuing through January 1, 2023, by the lesser of (a) one percent (1%) of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, (b) 4,000,000 shares of Class A common stock or (c) a number determined by the Registrant’s board of directors.
(4)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $92.50 per share, the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on November 16, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,192,092 shares of Class A common stock of Tableau Software, Inc. (the “Registrant”) issuable pursuant to the Tableau Software, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) and the Tableau Software, Inc. 2013 Employee Stock Purchase Plan (the “2013 ESPP”). These additional shares of Class A common stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-188717) was filed with the Securities and Exchange Commission on May 20, 2013. These additional shares of Class A common stock have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2013 Plan and the 2013 ESPP, which provide that the total number of shares subject to such plans will be increased on the first day of each fiscal year pursuant to a specified formula.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The contents of the earlier registration statements on Form S-8 relating to the 2013 Plan and the 2013 ESPP, previously filed with the Securities and Exchange Commission on May 20, 2013 (File No. 333-188717) and April 17, 2014 (File No. 333-195356).

(b) The description of the Registrant’s Class A common stock contained in a registration statement on Form 8-A filed with the Securities and Exchange Commission May 13, 2013 (File No. 001-35925) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) The Registrant’s Annual Report on Form 10-K (File No. 001-35925) for the year ended December 31, 2014, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Securities and Exchange Commission on February 27, 2015.

(d) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 from its definitive proxy statement on Schedule 14A (File No. 001-35925) for the 2015 Annual Meeting of Stockholders, filed with the SEC on March 31, 2015.

(e) The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-35925) for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the Securities and Exchange Commission on May 8, 2015, August 7, 2015 and November 9, 2015, respectively.

(f) The Registrant’s Current Reports on Form 8-K (File No. 001-35925) filed with the Securities and Exchange Commission on February 19, 2015, March 27, 2015, May 15, 2015 and July 9, 2015.

(g) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Tableau Software, Inc.

4.2 (2)	Amended and Restated Bylaws of Tableau Software, Inc.

4.3 (3)	Amended and Restated Investor Rights Agreement, by and among Tableau Software, Inc. and the investors listed on Exhibit A thereto, dated July 27, 2012.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Tableau Software, Inc. 2013 Equity Incentive Plan.

99.2 (5)	Forms of Option Agreement and Option Grant Notice under the 2013 Equity Incentive Plan.

99.3 (6)	Form of Restricted Stock Unit Award Agreement and Restricted Stock Unit Award Grant Notice under the 2013 Equity Incentive Plan.

99.4 (7)	Tableau Software, Inc. 2013 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-35925), filed with the Securities and Exchange Commission on May 23, 2013, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.
(3)	Filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.
(4)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.
(5)	Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.
(6)	Filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q (File No. 001-35925), filed with the Securities and Exchange Commission on August 9, 2013, and incorporated herein by reference.
(7)	Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 19th day of November, 2015.

TABLEAU SOFTWARE, INC.

By:	/s/ Christian Chabot
Christian Chabot
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christian Chabot, Thomas Walker and Keenan Conder, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christian Chabot	Chief Executive Officer, Co-founder and	November 19, 2015
Christian Chabot	Chairman of the Board (Principal Executive Officer)

/s/ Thomas E. Walker, Jr.	Chief Financial Officer	November 19, 2015
Thomas E. Walker, Jr.	(Principal Financial and Accounting Officer)

/s/ Patrick Hanrahan	Chief Scientist, Co-founder and Director	November 19, 2015
Patrick Hanrahan

/s/ Christopher Stolte	Chief Development Officer, Co-founder and Director	November 19, 2015
Christopher Stolte

/s/ Forest Baskett	Director	November 19, 2015
Forest Baskett

/s/ Billy Bosworth	Director	November 19, 2015
Billy Bosworth

/s/ Brooke Seawell	Director	November 19, 2015
Brooke Seawell

/s/ Elliott Jurgensen, Jr.	Director	November 19, 2015
Elliott Jurgensen, Jr.

/s/ John McAdam	Director	November 19, 2015
John McAdam

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Tableau Software, Inc.

4.2 (2)	Amended and Restated Bylaws of Tableau Software, Inc.

4.3 (3)	Amended and Restated Investor Rights Agreement, by and among Tableau Software, Inc. and the investors listed on Exhibit A thereto, dated July 27, 2012.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Tableau Software, Inc. 2013 Equity Incentive Plan.

99.2 (5)	Forms of Option Agreement and Option Grant Notice under the 2013 Equity Incentive Plan.

99.3 (6)	Form of Restricted Stock Unit Award Agreement and Restricted Stock Unit Award Grant Notice under the 2013 Equity Incentive Plan.

99.4 (7)	Tableau Software, Inc. 2013 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-35925), filed with the Securities and Exchange Commission on May 23, 2013, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.
(3)	Filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.
(4)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.
(5)	Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.
(6)	Filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q (File No. 001-35925), filed with the Securities and Exchange Commission on August 9, 2013, and incorporated herein by reference.
(7)	Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.